                      1st FRANKLIN FINANCIAL CORPORATION

                               INDEX TO EXHIBITS


Exhibit No.                                                       Page No.

   19     Quarterly Report to Investors for the Six Months Ended
          June 30, 1994  . . . . . . . . . . . . . . . . . . . . .   6